Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated March 24, 2025, relating to the financial statements of Pintail Alternative Energy, L.L.C. as of December 31, 2024 and for the year then ended included in this Current Report on Form 8-K/A of RPC, Inc,. in the Registration Statements of RPC, Inc. on Form S-3 (File No. 333-286706) and Form S-8 (File No. 333-278876).

/s/ Weaver and Tidwell, L.L.P.

Midland, Texas
June 12, 2025